(CREDIT SUISSE LOGO)	CREDIT SUISSE SECURITIES (USA) LLC
	Eleven Madison Avenue New York, NY 10010-3629	Phone 212 325 2000 www.credit-suisse.com
EXHIBIT 99.3
CONSENT
OF
CREDIT SUISSE SECURITIES (USA) LLC
Board of Directors
Earle M. Jorgensen Company
10650 Alameda Street
Lynwood, CA 90262
Members of the Board:
We hereby consent to the inclusion of our opinion letter, dated January 17, 2006, to the Board of Directors of Earle M. Jorgensen Company (the “Company”) as Annex C to the Registration/Proxy Statement of the Company and Reliance Steel & Aluminum Co. (“Reliance”) on Form S-4 (the “Registration/Proxy Statement”) relating to the proposed merger involving the Company and Reliance and references made to such opinion in the Registration/Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
CREDIT SUISSE SECURITIES (USA) LLC

By:	[Credit Suisse Securities (USA) LLC]

February 27, 2006